QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

        TROUTMAN SANDERS LLP

A T T O R N E Y S    A T    L A W
 BANK OF AMERICA PLAZA
600 PEACHTREE STREET, N.E.—SUITE 5200
ATLANTA, GEORGIA 30308-2216
www.troutmansanders.com
TELEPHONE: 404-885-3000

May 3, 2005

Superior Essex Inc.
150 Interstate North Parkway
Atlanta, Georgia 30339

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Superior Essex Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 ("Rule 415") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with a proposed maximum aggregate offering price of up to $175,000,000: (a) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), each of which may be issued in one or more series; (b) shares of common stock (the "Common Shares"); (c) shares of preferred stock (the "Preferred Shares"), to be issued in one or more series; (d) Warrants to purchase the Common Shares, Preferred Shares or Debt Securities ("Warrants").

        Any Senior Debt Securities are to be issued pursuant to the Senior Indenture, to be entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Senior Indenture"). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture to be entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). Any Warrants are to be issued under a warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). The Debt Securities, the Common Shares, the Preferred Shares and the Warrants are collectively referred to herein as the "Offered Securities."

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Atlanta    •    Hong Kong    •    London    •    New York    •    Norfolk    •    Raleigh
Richmond    •    Tysons Corner    •    Virginia Beach    •    Washington, D.C.

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the amended and restated Certificate of Incorporation of the Company (the "Certificate"), as in effect the date hereof; (3) the Bylaws of the Company (the "Bylaws"), as in effect on the date hereof; (4) a copy of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and other matters; (5) the form of Senior Indenture; and (6) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have also assumed that the Indentures will be executed and delivered in substantially the forms reviewed by us. We have also assumed that the choice of New York law to govern each of the Indentures is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Our opinion set forth below is limited to (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York, that, in the case of each of (i) and (ii), in our experience, are normally applicable to transactions of the type contemplated by the Indentures and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
With respect to any Common Shares to be offered pursuant to the Registration Statement (the "Offered Common Shares"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action in conformity with the Certificate (as then in effect) and Bylaws (as then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (5) certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the

  Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Offered Common Shares, the Certificate, the Bylaws and the General Corporation Law of the State of Delaware shall not have been amended so as to affect the validity of such issuance.

2.
With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the "Offered Preferred Shares"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the terms of the Offered Preferred Shares, of their issuance and sale and performance thereunder have been duly established by all necessary corporate action in conformity with the Certificate (as then in effect), including the establishment of a series of Offered Preferred Shares and an applicable Certificate of Designation related to the Offered Preferred Shares (the "Certificate of Designation"), and Bylaws (as then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (5) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (6) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 2, we have assumed that, at the time of issuance of any Offered Preferred Shares, the Certificate (except with respect to the Certificate of Designation), the Certificate of Designation, the Bylaws and the General Corporation Law of the State of Delaware shall not have been amended so as to affect the validity of such issuance.

3.
With respect to any Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) the applicable Indenture has been duly authorized, executed and delivered, (3) the applicable supplemental indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered; (4) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (5) the Offered Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (6) the terms of the Offered Debt Securities and of their issuance have been duly established by all necessary corporate action in conformity with the Certificate (as then in effect), the Bylaws (as then in effect) and the applicable Indenture, and provided that such terms, when established do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (7) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (8) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies and (d) the waiver of any usury defense contained in the Indentures which may be unenforceable.

4.
With respect to any Warrants to be offered pursuant to the Registration Statement (the "Offered Warrants"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly authorized, executed and delivered and the Warrant Agreement has been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (4) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Certificate (as then in effect), the Bylaws (as then in effect) and the Warrant Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Warrants (including authorization of the issuance and reservation (if appropriate) of Common Shares, Preferred Shares or Debt Securities to be issued pursuant to the Offered Warrants) and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (5) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (6) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ Troutman Sanders LLP

QuickLinks

  Exhibit 5.1